EXHIBIT 2.12
                                                                EXECUTION COPY




===============================================================================




                              VITRO, S.A. de C.V.
                                   as Issuer


                                      AND


                      WACHOVIA BANK, NATIONAL ASSOCIATION
                                  as Trustee


                                   Indenture


                         Dated as of October 22, 2003


                                ______________


                                 $ 225,000,000


                                 Senior Notes
===============================================================================

                             CROSS-REFERENCE TABLE


TIA Sections                                     Indenture Sections


ss. 310........................................         11.07
        (a)....................................          5.08
        (b)....................................          5.09
ss. 311........................................         11.07
        (b)(4).................................          5.12
        (b)(6).................................          5.12
ss. 312(a).....................................         11.07
       (a).....................................          3.06
ss. 313(a).....................................         11.07
       (a).....................................          3.07
ss. 314........................................      1.01; 11.07
ss. 315........................................      5.01; 12.07
       (e).....................................          5.09
ss. 316........................................      5.01; 11.07
ss. 317........................................         11.07



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                               Table of Contents

                                                                           Page


                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01. Certain Terms Defined..........................................12

                                  ARTICLE II

             ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

SECTION 2.01. Authentication and Delivery of Securities......................33
SECTION 2.02. Execution of Securities........................................33
SECTION 2.03. Certificate of Authentication..................................34
SECTION 2.04. Form, Denomination and Date of Securities; Payments of
                 Interest....................................................34
SECTION 2.05. Restrictive Legends............................................35
SECTION 2.06. Registration, Transfer and Exchange............................37
SECTION 2.07. Book-Entry Provisions for Global Securities....................38
SECTION 2.08. Special Transfer Provisions....................................40
SECTION 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities......43
SECTION 2.10. Cancellation of Securities; Destruction Thereof................44
SECTION 2.11. Temporary Securities...........................................44
SECTION 2.12. Persons Deemed Owners..........................................44
SECTION 2.13. CUSIP and ISIN Numbers.........................................45


                                  ARTICLE III

                    COVENANTS OF THE ISSUER AND THE TRUSTEE

SECTION 3.01. Payment of Principal and Interest..............................45
SECTION 3.02. Offices for Payments, etc......................................45
SECTION 3.03. Appointment to Fill a Vacancy in Office of Trustee.............45
SECTION 3.04. Paying Agents..................................................46
SECTION 3.05. Certificates to Trustee........................................46
SECTION 3.06. Securityholders Lists..........................................47
SECTION 3.07. Reports by the Trustee.........................................47
SECTION 3.08. Limitation on Indebtedness.....................................47
SECTION 3.09. Limitation on Restricted Payments..............................49
SECTION 3.10. Limitation on Dividend and Other Payment Restrictions
                  Affecting Restricted Subsidiaries..........................52
SECTION 3.11. Limitation on Issuances of Guarantees by Restricted
                  Subsidiaries...............................................53




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SECTION 3.12. Limitation on Transactions with Shareholders and Affiliates....53
SECTION 3.13. Limitation on Liens............................................54
SECTION 3.14. Limitation on Layered Indebtedness.............................55
SECTION 3.15. Limitation on Asset Sales......................................55
SECTION 3.16. Limitation on Permitted Business...............................57
SECTION 3.17. Change of Control..............................................57
SECTION 3.18. Provision of Financial Information.............................58
SECTION 3.19. Payment of Additional Amounts..................................59
SECTION 3.20. Waiver of Stay.................................................61
SECTION 3.21. Maintenance of Properties and Insurance........................61
SECTION 3.22. Registration...................................................61


                                  ARTICLE IV

                             DEFAULT AND REMEDIES

SECTION 4.01. Event of Default Defined.......................................61
SECTION 4.02. Acceleration...................................................63
SECTION 4.03. Other Remedies.................................................63
SECTION 4.04. Waiver of Past Defaults........................................64
SECTION 4.05. Control by Majority............................................64
SECTION 4.06. Limitation on Suits............................................64
SECTION 4.07. Rights of Holders to Receive Payment...........................65
SECTION 4.08. Collection Suit by Trustee.....................................65
SECTION 4.09. Trustee May File Proofs of Claim...............................65
SECTION 4.10. Priorities.....................................................66
SECTION 4.11. Undertaking for Costs..........................................66
SECTION 4.12. Restoration of Rights and Remedies.............................66
SECTION 4.13. Rights and Remedies Cumulative.................................66
SECTION 4.14. Delay or Omission Not Waive....................................67


                                   ARTICLE V

                            CONCERNING THE TRUSTEE

SECTION 5.01. Duties and Responsibilities of the Trustee; During Default;
                  Prior to Default...........................................67
SECTION 5.02. Certain Rights of the Trustee..................................68
SECTION 5.03. Trustee Not Responsible for Recitals, Disposition of
                  Securities or Application of Proceeds Thereof..............69
SECTION 5.04. Trustee and Agents May Hold Securities; Collections, etc.......70
SECTION 5.05. Moneys Held by Trustee.........................................70
SECTION 5.06. Compensation and Indemnification of Trustee and Its
                  Prior Claim................................................70
SECTION 5.07. Right of Trustee to Rely on Officers' Certificate, etc.........70

SECTION 5.08. Persons Eligible for Appointment as Trustee....................71
SECTION 5.09. Resignation and Removal; Appointment...........................71
SECTION 5.10. Acceptance of Appointment by Successor Trustee.................72
SECTION 5.11. Merger, Conversion, Consolidation or Succession to
                 Business of Trustee.........................................73
SECTION 5.12. Preferential Collection of Claims..............................73


                                  ARTICLE VI

                        CONCERNING THE SECURITYHOLDERS

SECTION 6.01. Evidence of Action Taken by Securityholders....................74
SECTION 6.02. Proof of Execution of Instruments and of Holding of
                 Securities; Record Date.....................................74
SECTION 6.03. Securities Owned by Issuer Deemed Not Outstanding..............75
SECTION 6.04. Right of Revocation of Action Taken............................75


                                  ARTICLE VII

                            SUPPLEMENTAL INDENTURES

SECTION 7.01. Supplemental Indentures Without Consent of Securityholders.....75
SECTION 7.02. Supplemental Indentures With Consent of Securityholders........76
SECTION 7.03. Effect of Supplemental Indenture...............................78
SECTION 7.04. Documents to Be Given to Trustee; Compliance with TIA..........78
SECTION 7.05. Notation on Securities in Respect of Supplemental Indentures...78


                                 ARTICLE VIII

                   CONSOLIDATION, MERGER AND SALE OF ASSETS

SECTION 8.01. When Issuer May Merge, Etc.....................................78
SECTION 8.02. Successor Corporation Substituted..............................79
SECTION 8.03. Opinion of Counsel to Trustee..................................79


                                  ARTICLE IX

                            DISCHARGE OF INDENTURE

SECTION 9.01. Termination of Issuer's Obligations............................80
SECTION 9.02. Defeasance and Discharge of Indenture..........................81
SECTION 9.03. Defeasance of Certain Obligations..............................83
SECTION 9.04. Application of Trust Money.....................................85

SECTION 9.05. Payment to Issuer..............................................85
SECTION 9.06. Reinstatement..................................................85


                                   ARTICLE X

                           REDEMPTION OF SECURITIES

SECTION 10.01. Right of Redemption...........................................86
SECTION 10.02. Notices to Trustee............................................86
SECTION 10.03. Selection of Securities to Be Redeemed........................86
SECTION 10.04. Notice of Redemption..........................................87
SECTION 10.05. Effect of Notice on Redemption................................88
SECTION 10.06. Deposit of Redemption Price...................................88
SECTION 10.07. Payment of Securities Called for Redemption...................88
SECTION 10.08. Securities Redeemed in Part...................................89
SECTION 10.09. Optional Redemption in the Event of Change in Mexican Tax
                  Treatment..................................................89


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

SECTION 11.01. Incorporators, Stockholders, Officers and Directors of
                  Issuer and the Trustee Exempt from Individual Liability....89
SECTION 11.02. Provisions of Indenture for the Sole Benefit of Parties
                  and Securityholders........................................90
SECTION 11.03. Successors and Assigns of Issuer Bound by Indenture...........90
SECTION 11.04. Notices and Demands on Issuer, Trustee and Securityholders....90
SECTION 11.05. Officers' Certificates and Opinions of Counsel; Statements
                  to Be Contained Therein....................................91
SECTION 11.06. Payments Due on Saturdays, Sundays and Holidays...............92
SECTION 11.07. Conflict of Any Provision of Indenture with Trust
                  Indenture Act of 1939......................................92
SECTION 11.08. Governing Law; Jurisdiction...................................92
SECTION 11.09. Indemnification for Judgment Currency Fluctuations............93
SECTION 11.10. English Language..............................................93
SECTION 11.11. Counterparts..................................................93
SECTION 11.12. Effect of Headings............................................93


EXHIBIT AND SCHEDULES
EXHIBIT A      Form of Certificate to be Delivered in
               Connection with Transfers Pursuant to
               Regulation S.................................................. A

                    THIS INDENTURE, dated as of October 22, 2003 among Vitro,
               S.A. de C.V.(the "ISSUER") and Wachovia Bank, National Association (the "TRUSTEE").


                             W I T N E S S E T H :


          WHEREAS, the Issuer has duly authorized the issue of its 11.75% Senior Notes Due 2013 (the "SECURITIES") and, to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

          WHEREAS, the Securities and the Trustee's certificate of authentication shall be in substantially the following form:

                          [FORM OF FACE OF SECURITY]

No.                                                               $
[CUSIP][ISIN]

                              VITRO, S.A. de C.V.
                          11.75% Senior Note Due 2013

          VITRO, S.A. de C.V., a corporation with variable capital (sociedad anonima de capital variable) organized under the laws of Mexico (the "ISSUER"), for value received hereby promises to pay to Cede & Co. or registered assigns the principal sum of [ ] United States Dollars at the Issuer's office or agency for said purpose in the City of New York, on November 1, 2013, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 1 and November 1 (each an "INTEREST PAYMENT DATE") of each year, commencing with May 1, 2004, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for, unless
(i) the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security and
(ii) if no interest has been paid or duly provided for, from October 22, 2003. Notwithstanding the foregoing, if the date hereof is after April 15 or October 15 (each an "INTEREST RECORD DATE"), as the case may be, but not October 22, 2003, and before the immediately following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, that if the Issuer shall default in the payment of interest due on such Interest Payment Date then this Security shall bear interest from the next preceding interest Payment Date to which Interest on the Securities has been paid or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the Interest Record Date preceding such Interest Payment Date whether or not such day is a business day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at such holder's last address as it appears on the Security Register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated by such holder and shall have appropriate facilities for such purpose.

          Subject to certain exceptions as set forth in the Indenture, all payments of principal, premium and interest in respect of this Security shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges or penalties or interest related thereto of whatever nature imposed, levied, collected, withheld or assessed by or within Mexico or any political subdivision thereof or therein, unless such withholding or deduction is required by law or by regulation. In the event that such withholding or deduction in respect of principal, premium or interest is so required, the Issuer shall pay such Additional Amounts in respect of payments of principal of, and interest on, this Security, subject to certain exceptions as set forth in the Indenture, as may be necessary in order that the net amounts received by the Securityholders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of this Security in the absence of such withholding or deduction.

          Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

          Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:
                                         VITRO, S.A. de C.V.

                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:

                         [FORM OF REVERSE OF SECURITY]

                              VITRO, S.A. de C.V.
                          11.75% Senior Note Due 2013

          This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $225,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of October 22, 2003 (the "INDENTURE"), duly executed and delivered by the Issuer to Wachovia Bank, National Association, as trustee (herein called the "TRUSTEE"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Securities.

          This Security will bear interest until final maturity at a rate per annum shown above, except as provided in the next paragraph. The Issuer will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, at a 11.75% rate per annum based on a year of 360 days and actual days elapsed.

          [In the event that (a) any Registration Statement (as defined in the Registration Rights Agreement (as defined in the Indenture)) is not filed with the Commission (as defined in the Indenture) on or prior to the date specified for such filing in the Registration Rights Agreement then additional interest (in addition to the interest otherwise due hereon) ("Additional Interest") shall accrue on this Security from and including such date at a rate of .50% per annum until the date that is one year from the Issue Date and at a rate of 1.00% per annum thereafter; (b) if any Registration Statement is not declared effective by the Commission on or prior to the date by which reasonable best efforts are to be used to cause such effectiveness under the Registration Rights Agreement, then Additional Interest shall accrue on this Security from and including such date at a rate of .50% per annum until the date that is one year from the Issue Date, and at a rate of 1.00% per annum thereafter; (c) if the Registered Exchange Offer (as defined in the Registration Rights Agreement) is not consummated on or prior to the date that is 240 days of the Issue Date, then Additional Interest shall accrue from and including such date on the Security at a rate of 0.50% per annum until the date that is one year from the Issue Date and at a rate of 1.00% per annum thereafter; or (d) if any Registration Statement required by the Registration Rights Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under the Registration Rights Agreement, then commencing on the day the Registration Statement ceases to be effective, Additional Interest shall accrue from and including such date on which the Registration Statement ceases to be effective on the Security at a rate of ..50% per annum until the date that is one year from the Issue Date and at a rate of 1.00% per annum thereafter; provided, however, that (1) upon the filing of the Registration Statement (in the case of clause (a) above), (2) upon the effectiveness of the Registration Statement (in the case of clause
(b) above), (3) upon the consummation of the Registered Exchange Offer (in the case of clause (c) above), or (4) upon the effectiveness of the Registration

Statement which had ceased to remain effective (in the case of clause (d) above), Additional Interest shall cease to accrue.]1

          [There shall also be payable in respect of this Security all Additional Interest that may have accrued on the Security for which this Security was exchanged (as defined in such Security) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Security, such Additional Interest to be payable in accordance with the terms of such Security.]2

          In case an Event of Default (as defined in the Indenture), shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Security or such other Securities.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Securities then outstanding, and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the holders of at least a majority in principal amount of the Securities then outstanding. Without notice to or the consent of any holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any holder.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

          The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

          At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.


---------------------------
 1 To be included in Securities not Exchange Securities.
 2 To be included in Exchange Securities.

          Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          The Securities may be redeemed, at the Issuer's option, in whole or in part, at any time on or after November 1, 2008 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's last address as it appears in the Security Register (as defined in the Indenture), at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period commencing November 1 of the years set forth below:



                   YEAR                       REDEMPTION PRICE
                 -------                    --------------------

                   2008                           105.875%
                   2009                           103.917%
                   2010                           101.958%
                   2011 and thereafter            100.0000%

          Any such redemption will comply with the Indenture.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Securities to be redeemed at such holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest shall cease to accrue on Securities or portions of Securities called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

          The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by first-class mail at any time, at a Redemption Price equal to 100% of the principal amount together with any accrued interest to the Redemption Date, if the Issuer certifies to the Trustee immediately prior to the giving of such notice that, as a result of any change in or amendment to laws, regulations or rules of Mexico (or any political subdivision or taxing authority thereof or therein) or any change in the published, official interpretation of such laws, regulations or rules (including a holding by a court of competent jurisdiction), which change or amendment occurs after the date of issuance of the Securities, it has or will, on the next succeeding Interest Payment Date, become obligated to pay Additional Amounts with respect to payments on the Securities in excess of Additional Amounts that would be payable under the laws of Mexico were payments of interest on the Securities subject to withholding taxes imposed at a rate of 10% and such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts, if a payment in respect of the Securities were then due. Prior to the giving of any notice of redemption of the Securities pursuant to the Indenture, the Issuer shall deliver to the Trustee an Officers' Certificate, stating that the Issuer is entitled to effect such a redemption pursuant to the Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption (together with a written Opinion of Counsel to the effect, among other things, that the Issuer has or will, on the next succeeding interest payment date, become obligated to pay such Additional Amounts as a result of a change or amendment described herein and that the Issuer cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and that all governmental approvals, if any, necessary for the Issuer to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained).

          Subject to payment by the Issuer of a surety sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

          Upon the occurrence of a Change of Control, as defined in the Indenture, each holder shall have the right to require the repurchase of its Securities by the Issuer in cash pursuant to the offer described in the Indenture (the "CHANGE OF CONTROL OFFER") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each holder at his last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be sold to the Issuer in part. On and after the Change of Control Payment Date, interest shall cease to accrue on Securities or portions of Securities surrendered for purchase by the Issuer, unless the Issuer defaults in the payment of the Change of Control Payment.

          The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and none of the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, director, employee or controlling person, as such, past, present or future, of the Issuer or of any successor corporation either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          The Indenture is hereby incorporated by reference and to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities referred to in the within-mentioned Indenture.

                                                WACHOVIA BANK, NATIONAL
                                                ASSOCIATION, as Trustee

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:



Dated:

                           [FORM OF TRANSFER NOTICE)

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. ____________________________________________

_______________________________________________________________________________
 Please print or typewrite name and address including zip code of assignee

_______________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Security on the books of the Issuer with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
               ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,
                   PERMANENT OFFSHORE GLOBAL SECURITIES AND
                         OFFSHORE PHYSICAL SECURITIES]

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of an effective Registration or
(ii) two years after the later of the original issuance of this Security or the last date on which this Security was held by the Issuer or an Affiliate of the Issuer, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]


[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                        or

[ ]                                     (b) this Security is being
                                        transferred other than in accordance
                                        with (a) above and documents are being
                                        furnished which comply with the
                                        conditions of transfer set forth in
                                        this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any person other than the holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     -----------------------        -----------------------------------------

                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
      -----------------------    ----------------------------------------------
                                 NOTICE: To be executed by an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Issuer pursuant to Section 3.15 or Section 3.17 of the Indenture, check the Box:

          If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 3.15 or Section 3.17 of the Indenture, state the amount: $______________________.

Date:

Your Signature:
                -------------------------------------------------------
       (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                     ---------------------------------------------------

          AND WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee as in the Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture according to its terms, have been done;

          NOW, THEREFORE:

          In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

                                  ARTICLE I

                                 DEFINITIONS

          SECTION 1.01. CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with Mexican GAAP (whether or not such is indicated herein). The words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

          "ACCELERATION NOTICE" has the meaning provided in Section 4.02.

          "ACQUIRED INDEBTEDNESS" means Indebtedness or Preferred Stock of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Issuer or any of its Restricted Subsidiaries or is assumed by the Issuer or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person. Such Indebtedness or Preferred Stock shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Issuer or a Restricted Subsidiary or at the time such Indebtedness is assumed by the Issuer or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person.

          "ADDITIONAL AMOUNTS" has the meaning provided in Section 3.19.

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGENT MEMBERS" has the meaning provided in Section 2.07(a).

          "AMOUNT" means (i) with respect to any Indebtedness outstanding at any time other than Preferred Stock, the principal amount thereof; provided that the amount of any such Indebtedness outstanding at any time that was issued at a price less than the principal amount thereof shall equal the amount of the liability in respect thereof at such time determined in accordance with Mexican GAAP and (ii) with respect to any Indebtedness outstanding at any time that is Preferred Stock, the aggregate liquidation value thereof at such time.

          "ASSET ACQUISITION" means (i) an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary; (ii) the acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or (iii) any Revocation with respect to an Unrestricted Subsidiary.

          "ASSET SALE" means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a "disposition") by the Issuer or any Restricted Subsidiary of:

          (i) any Capital Stock, other than Capital Stock of the Issuer;

          (ii) all or substantially all of the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

          (iii) any property or assets (other than cash, Cash Equivalents or property or assets referred to in clause (i) or (ii) above) of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary;

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

               (A) the disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries as permitted under
          Article VIII ("Consolidation, Merger and Sale of Assets");

               (B) dispositions of assets in any fiscal year with a Fair Market Value not to exceed $10 million in the aggregate;

               (C) for purposes of Section 3.15 ("Limitation on Asset Sales") only, the making of a Restricted Payment permitted under Section
          3.09 ("Limitation on Restricted Payments");

               (D) a disposition to the Issuer or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition; and

               (E) any Sale and Leaseback Transaction of the Issuer
          Headquarters.

          "ASSET SALE TRANSACTION" means any Asset Sale and, whether or not constituting an Asset Sale, (i) any sale or other disposition of Capital Stock and (ii) any Designation with respect to an Unrestricted Subsidiary.

          "ATTRIBUTABLE INDEBTEDNESS" means, in respect of any Capitalized Lease or Sale and Leaseback Transaction, at any date of determination, the present value (discounted at the interest rate implicit in such Capitalized Lease or Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Capitalized Lease or Sale-Leaseback Transaction (including any period for which such lease has been extended).

          "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "BOARD OF DIRECTORS" means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" is defined to mean a day which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, as specified on the face of the form of Security recited above, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other ownership interests, whether now outstanding or issued after the date of the Indenture, including, without limitation, all common stock and Preferred Stock, and any warrants, rights or options to purchase any of the foregoing instruments or interests.

          "CAPITALIZED LEASE" means, with respect to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with Mexican GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

          "CASH EQUIVALENT" means, at any time:

          (i) direct obligations of the United States of America or any agency or instrumentality thereof with a maturity of 365 days or less from the date of acquisition and other obligations issued or directly and fully Guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (ii) demand deposits, time deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less from the date of acquisition of any financial institution which at the date of acquisition has outstanding indebtedness rated at least "A-" by Standard & Poor's Ratings Group or at least A3 by Moody's Investors Service, Inc. (or the equivalent of such rating by such rating organization, or, if no rating of Standard & Poor's Ratings Group or Moody's Investors Services, Inc. then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

          (iii) commercial paper with a maturity of 180 days or less from the date of acquisition of an issuer which at the date of acquisition has outstanding indebtedness rated at least "A-1" by Standard & Poor's Rating Group or at least "P-1" by Moody's Investors Service, Inc. (or the equivalent of such rating by such rating organization, or, if no rating of Standard & Poor's Ratings Group or Moody's Investors Services, Inc. then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

          (iv) repurchase agreements and reverse repurchase agreements relating to marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depositary Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

          (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at the date of acquisition at least "A-" by Standard & Poor's Ratings Group or "A3" by Moody's Investor's Service, Inc. (or the equivalent of such rating by such rating organization, or, if no rating of Standard & Poor's Ratings Group or Moody's Investors Services, Inc. then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency); (vi) instruments backed by letters of credit of institutions satisfying the requirements of clause (ii) above;

          (vii) Certificados de la Tesoreria de la Federacion (Cetes), Bonos de Desarrollo del Gobierno Federal (Bondes) or Bonos Ajustables del Gobierno Federal (Ajustabonos), in each case, issued by the government of the United Mexican States;

          (viii) any other instruments issued or guaranteed by the government of the United Mexican States and denominated and payable in pesos;

          (ix) any investment in any fund substantially all the assets of which consist of investments of the type described in clauses (i) through
     (viii) above;

          (x) repurchase agreements or reverse repurchase agreements relating to marketable obligations of a type described in clause (vii) or (viii) above or with a bank described in clause (xi) below; and

          (xi) demand deposits, certificates of deposit, time deposits and bankers' acceptances maturing not more than 180 days (or 365 days in the case of clause (A)(I) or (B)(I)) after the acquisition thereof (A) denominated in pesos and issued by (I) any of the five top-rated banks (as evaluated by any internationally recognized rating agency) organized under the laws of the United Mexican States or any other state thereof, or (II) any such bank which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition) the Issuer or any of its Restricted Subsidiaries, (B) in any jurisdiction other than Mexico where the Issuer or any of its Restricted Subsidiaries conducts business and (I) issued by one of the three largest banks doing business in such jurisdiction, or (II) any such bank in such jurisdiction which at the date of acquisition is a lender to or has made available a line of credit to (in each case in an amount equal to or greater than the amount of the proposed acquisition) the Issuer or any of its Restricted Subsidiaries, or (C) issued by any bank which at the date of acquisition is a lender to or has made available a line of credit to the Issuer or any of its Restricted Subsidiaries and which is not under intervention, receivership or any similar arrangement at the time of acquisition; provided that the aggregate amount of all such demand deposits, certificates of deposit, time deposits and bankers' acceptances acquired in accordance with this clause (C) does not exceed $50 million at any one time or (D) issued by any bank which at the date of acquisition has an outstanding loan to the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount at least equal to the aggregate principal amount of such demand deposit, certificate of deposit, time deposit or bankers' acceptance.

          "CHANGE OF CONTROL" means:

          (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable, except that for purposes of this clause (i) such person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), excluding Permitted Holders, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 35% of the aggregate voting power of the Voting Stock of the Issuer;

          (ii) individuals who on the Issue Date constituted the Board of Directors of the Issuer (together with any new director whose election by such Board or whose nomination for election by the stockholders of the Issuer was approved by a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office; or

          (iii) the Issuer consolidates with, or merges with or into, another Person, or the Issuer sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Issuer, determined on a consolidated basis, to any Person, other than a transaction where the Person or Persons that, immediately prior to such transaction are the "beneficial owners" of the outstanding Voting Stock of the Issuer are, by virtue of such prior ownership, the "beneficial owners" in the aggregate of a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee person (or if such surviving or transferee Person is a direct or indirect Wholly Owned Subsidiary of another Person, such Person who is the ultimate parent entity), in each case whether or not such transaction is otherwise in compliance with the Indenture.

          "CHANGE OF CONTROL OFFER" has the meaning provided in Section 3.17.

          "CHANGE OF CONTROL PAYMENT" has the meaning provided in Section
3.17.

          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

          "COMMODITY SWAP AGREEMENT" means any commodity swap agreement or other similar agreement or arrangement.

          "CONSOLIDATED EBITDA" means, for any Person for any period the sum of the amounts for such period of Consolidated Net Income, plus, or minus, as the case may be, for such Person without duplication, to the extent such amount was deducted or added, as the case may be, in calculating Consolidated Net Income (i) Consolidated Interest Expense, plus (ii) income and asset taxes and workers' profit sharing (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or to gains or losses on sales of assets), plus (iii) depreciation expense, plus (iv) amortization expense, plus (v) all non-cash items that are reported below the "operating income (loss)" line on the Issuer's consolidated statements of operations (other than items that will require cash payments and for which an accrual or reserve is, or is required by Mexican GAAP to be, made), plus (vi) non-cash write-offs of assets, plus (vii) extraordinary non-recurring severance payments to employees, plus (viii) non-cash items related to pension plan liabilities, less (ix) non-cash items that are reported below the "operating income (loss)" line on the Issuer's consolidated statements of operations (other than (A) items that will result in the receipt of cash payments and (B) items resulting from the reversal of an item anticipated to require cash payments for which an accrual or reserve was, or was required by Mexican GAAP to be, made, to the extent such item was deducted from the calculation of Consolidated EBITDA pursuant to clause (vii) above), all as determined on a consolidated basis for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) in conformity with Mexican GAAP.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for such Person the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to Consolidated Fixed Charges for such Person for such Four Quarter Period. For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

      (i) the Incurrence, repayment (excluding revolving credit borrowings Incurred or repaid for working capital purposes) or redemption of any Indebtedness (including Acquired Indebtedness) or Preferred Stock of such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Issuer), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness) or Preferred Stock, and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence, and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period; and

            (ii) any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Issuer), including any Asset Sale or Asset Acquisition giving rise to the need to make such determination, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period.

Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

               (A) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

               (B) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

               (C) notwithstanding clause (A) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements evidencing such Hedging Obligations.


          "CONSOLIDATED FIXED CHARGES" means, for Person for any period, the sum, without duplication, of:

          (i) Consolidated Interest Expense for such Person, plus

          (ii) the product of:

               (A) the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) paid, accrued or scheduled to be paid or accrued during such period (other than dividends paid, accrued or scheduled to be paid or accrued in Qualified Capital Stock or to such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer)) times

               (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective Mexican tax rate of the Issuer, expressed as a decimal.

          "CONSOLIDATED INTEREST EXPENSE" means, for any Person for any period, the sum of, without duplication determined on a consolidated basis in accordance with Mexican GAAP:

          (i) the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) for such period determined on a consolidated basis in accordance with Mexican GAAP, including, without limitation (whether or not interest expense in accordance with Mexican GAAP):

               (A) any amortization or accretion of debt discount or any interest paid on Indebtedness of the Issuer in the form of additional Indebtedness, (B) any amortization of deferred financing costs,

               (C) the net costs under Hedging Obligations (including amortization of fees),

               (D) all capitalized interest,

               (E) the interest portion of any deferred payment obligation,

               (F) commissions, discounts and other similar fees and charges Incurred in respect of letters of credit or bankers' acceptances, and

               (G) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer), whether or not such Guarantee or Lien is called upon;

          (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) during such period.

          "CONSOLIDATED NET INCOME" means with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis determined in conformity with Mexican GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) net after-tax gains (or losses) from Asset Sale Transactions or abandonments or reserves relating thereto; (ii) net after-tax items classified as extraordinary gains (or losses); (iii) for purposes of calculating Consolidated Net Income pursuant to clause (C) of the first paragraph of Section 3.09 ("Limitation on Restricted Payments") only, the net income (or loss) of: (A) any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Issuer or any Restricted Subsidiary; or (B) a Surviving Entity (other than the Issuer or a Restricted Subsidiary) prior to assuming the Issuer's obligations under the Indenture and the Securities pursuant to Article VIII ("Consolidation, Merger and Sale of Assets"); (iv) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not, during such period, permitted by such Restricted Subsidiary's charter or bylaws or any law, regulation, agreement or judgment applicable to any such declaration or payment of dividends or similar distribution; (v) the net income (or loss) of any Person other than the Issuer or a Restricted Subsidiary; (vi) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and
(vii) the cumulative effect of changes in accounting principles.

          "CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Issuer and its Restricted Subsidiaries, less applicable depreciation, amortization and other valuation reserves, after deducting therefrom:

          (1) all current liabilities, excluding intercompany items, and

          (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

         all as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared in accordance with Mexican GAAP.

          "CORPORATE TRUST OFFICE" is defined to mean the designated office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at One Penn Plaza, Suite 1414, New York, New York 10119.

          "CURRENCY AGREEMENT" means, in respect of any person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party.

          "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "DEPOSITARY" is defined to mean The Depository Trust Company, its nominees, and their respective successors.

          "DESIGNATION" has the meaning set forth in the definition of Unrestricted Subsidiaries below.

          "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Securities.
Notwithstanding the foregoing, the following shall not constitute Disqualified Capital Stock:

            (1) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require the issuer to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day after the final maturity of the Securities if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions contained in Section 3.15 ("Limitation on Asset Sales") and Section 3.17 ("Change of Control") and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Securities as are required to be repurchased pursuant Section 3.15 ("Limitation on Asset Sales") and Section 3.17 ("Change of Control"); and

            (2) Capital Stock shall not be deemed to be Disqualified Capital Stock if it may only be so redeemed solely in consideration of Capital Stock that is not Disqualified Capital Stock.


          "DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the noon buying rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank in New York City at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination or, if no such rate is quoted by the Federal Reserve Bank with respect to the currency of the United Mexican States, the exchange rate published by Banco de Mexico in the Diario Oficial de la Federacion on the date two Business Days prior to such determination.

          "EVENT OF DEFAULT" means any event or condition specified as such in
Section 4.01 which shall have continued for the period of time, if any, therein designated.

          "EXCESS PROCEEDS" has the meaning provided in Section 3.15.

          "EXCHANGE ACT" is defined to mean the Securities Exchange Act of 1934, as it may be amended and any successor act thereto.

          "EXCHANGE OFFER" is defined to mean the exchange offer by the Issuer of Exchange Securities for Securities pursuant to the Registration Rights Agreement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" is defined to mean a registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "EXCHANGE SECURITIES" is defined to mean any securities of the Issuer to be offered to Securityholders in exchange for Securities pursuant to the Exchange Offer or otherwise pursuant to a Registration of Securities containing terms identical to the

Securities for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of issuance of the Securities and (ii) the Exchange Securities will contain the alternative third paragraph appearing on the reverse of the Securities in the form recited above and will not contain terms with respect to transfer restrictions).

          "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Issuer acting in good faith, and shall be evidenced by a Board Resolution.

          "FOUR QUARTER PERIOD" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio above.

          "GLOBAL SECURITIES" has the meaning provided in Section 2.04.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "HEDGING OBLIGATIONS" means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "HOLDER," "HOLDER OF SECURITIES," "SECURITYHOLDER" or other similar terms are defined to mean the registered holder of any Security.

          "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Acquired Indebtedness as contemplated by the definition thereof; provided that neither the accrual of interest or expenses nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of bankers' acceptances, letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and
(B) the amount of such Indebtedness, (vii) all Indebtedness of and any liquidation preference and any mandatory redemption payment obligations in respect of Preferred Stock issued by other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements, net of all benefits under any Currency Agreements and Interest Rate Agreements to the extent able to be set-off against such obligations, (ix) the liquidation preference and any mandatory redemption payment obligations (without duplication) of any Restricted Subsidiary of such Person in respect of Preferred Stock issued by such Restricted Subsidiary; (x) the maximum fixed redemption or repurchase price of any Redeemable Stock issued by such Person and (xi) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (i) through (x) above. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with Mexican GAAP. Notwithstanding the foregoing, "Indebtedness" shall not include (i) any liability to the Pension Benefit Guaranty Corporation under the term sheet dated January 29, 1997 and entered into in connection with the sale of assets of Anchor Glass Container Corporation (or any definitive agreement in respect thereof or instrument relating thereto) or
(ii) Trade Payables.

          "INDENTURE" is defined to mean this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

          "INDEPENDENT FINANCIAL ADVISOR" means an accounting firm, appraisal firm, investment banking firm or consultant of internationally recognized standing that is, in the judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

          "INTEREST PAYMENT DATE" is defined to mean each semiannual interest payment date on May 1 and November 1 of each year, commencing May 1, 2004.

          "INTEREST RATE AGREEMENT" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements.

          "INTEREST RECORD DATE" for the Interest payable on any Interest Payment Date (except a date for payment of defaulted interest) is defined to mean the April 15 or October 15 (whether or not a Business Day) as the case may be, next preceding such Interest Payment Date.

          "INVESTMENT" means any direct or indirect advance, loan or other extension of credit (other than advances to customers in the ordinary course of business that are, in conformity with Mexican GAAP, recorded as accounts receivable on the balance sheet of the Issuer or its Restricted Subsidiaries, travel and similar advances to employees in the ordinary course of business and advances of sales commissions to agents in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person, or the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other beneficial ownership of, any person. For purposes of the definition of "Unrestricted Subsidiary" and
Section 3.09 ("Limitation on Restricted Payments"), (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and
(ii) any property transferred to or from any Person shall be valued at its Fair Market Value at the time of such transfer. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Issuer or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Issuer or any Restricted Subsidiary or owed to the Issuer or any other Restricted Subsidiary immediately following such sale or other disposition.

          "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Group or, with respect to a company organized under the laws of the United Mexican States, a rating from at least two nationally recognized Mexican rating agencies of not less than the rating of the Issuer on the date of the Indenture.

          "ISSUE DATE" means the first date and time at which the Securities are issued under the Indenture.

          "ISSUER HEADQUARTERS" means the headquarters of the Issuer located at Ave. Ricardo Margain Zozaya 400, Col. Valle del Campestre, San Pedro Garza Garcia, Nuevo Leon, Mexico.

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, or any filing of any security interest); provided that the lessee in respect of Capital Lease Obligation or Sale and Leaseback Transaction shall be deemed to have incurred a Lien on the property leased thereunder.

          "MEXICAN GAAP" means generally accepted accounting principles in Mexico and the accounting principles and policies of the Issuer and its Restricted Subsidiaries, in each case as in effect as of the date of the Indenture. All ratios and computations shall be computed in conformity with Mexican GAAP applied on a consistent basis and using constant peso calculations.

          "MEXICAN TAXES" has the meaning provided in Section 3.19.

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with Mexican GAAP.

          "NET WORTH" means for any Person at any time, the consolidated stockholders' equity of such Person at such time, determined on a consolidated basis in accordance with Mexican GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person."

          "NON-U.S. PERSON" means a person who is not a U.S. person as defined in Regulation S.

          "OFFICERS' CERTIFICATE" shall mean a certificate of a senior executive officer or officers of the Issuer reasonably acceptable to the Trustee.

          "OFFSHORE GLOBAL SECURITIES" has the meaning provided in Section
2.04.

          "OFFSHORE PHYSICAL SECURITIES" has the meaning provided in Section
2.04.

          "OFFSHORE SECURITIES EXCHANGE DATE" has the meaning provided in
Section 2.04.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be an employee of or counsel for the Issuer and who shall be reasonably acceptable to the Trustee.

          "ORIGINAL ISSUE DATE" of any Security (or portion thereof) is defined to mean the earlier of (i) the date of such Security or (ii) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          "OUTSTANDING" when used with reference to Securities, subject to the provisions of Section 6.03, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 (unless proof satisfactory to the Trustee and the Issuer is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

          "PERMANENT OFFSHORE GLOBAL SECURITY" has the meaning provided in
Section 2.04.

          "PERMITTED BUSINESS" means the business or businesses conducted by the Issuer and its Restricted Subsidiaries as of the Issue Date and any business ancillary or complementary thereto.

          "PERMITTED HOLDERS" means (i) any member of the Board of Directors of the Issuer on the Issue Date, (ii) a parent, brother or sister of any of the individuals named in clause (i), (iii) the spouse or a former spouse of any individual named in clause (i) or (ii), (iv) the lineal descendants of any person named in clauses (i) through (iii) and the spouse or a former spouse of any such lineal descendant, (v) the estate or any guardian, custodian or other legal representative of any individual named in clauses (i) through (iv), (vi) any trust established solely for the benefit of any one or more of the individuals named in clauses (i) through (v), (vii) any Person in which all of the equity interests are owned, directly or indirectly, by any one or more of the Persons named in clauses (i) through (vi), (viii) the Vitro employee stock option trust and (ix) the Vitro employee pension trust.

          "PERMITTED LIENS" means (i) any Lien on any property acquired, constructed or improved by the Issuer or any Restricted Subsidiary after the date of the Indenture which is created, incurred or assumed contemporaneously with, or within 180 days after, such acquisition (or, in the case of any such property constructed or improved, contemporaneously with, or within 180 days after, the completion or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the costs of such construction or improvement (including costs such as escalation, interest during construction and finance costs); provided that in the case of any such construction or improvement the Lien shall not apply to any such property theretofore owned by the Issuer or any Restricted Subsidiary, other than improvements thereon and any theretofore unimproved real property on which the property so constructed, or the improvement, is located; (ii) any Lien on any property existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property and is otherwise permitted by clause (i) above); (iii) any Lien on any property acquired from a corporation which is merged with or into the Issuer and which is not created as a result of or in connection with or in anticipation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such corporation and is otherwise permitted by clause (i) above); (iv) any Lien which secures only Indebtedness owing by one or more Restricted Subsidiaries to the Issuer or another Restricted Subsidiary; (v) Liens existing on the Issue Date; (vi) Liens upon Restricted Investments; (vii) any Lien on the Issuer Headquarters as a result of a Sales and Leaseback Transaction, (viii) Liens upon assets or properties of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary that is Guaranteed by the Issuer; and (ix) any other Liens on assets of Restricted Subsidiaries securing Indebtedness of the Issuer the aggregate amount of which outstanding at any one time does not exceed $50 million.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

          "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or hereafter issued, including, without limitation, all series and classes of such preferred or preference stock.

          "PRINCIPAL" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "AND PREMIUM, IF ANY."

          "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Securities in the form set forth in Section 2.05(a).

          "QIB" means a "QUALIFIED INSTITUTIONAL BUYER" as defined in Rule 144A under the Securities Act.

          "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 3.15 ("Limitation on Asset Sales") and Section 3.17 ("Change of Control") and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Securities as are required to be repurchased pursuant to Section 3.15 ("Limitation on Asset Sales") and Section 3.17 ("Change of Control"). Notwithstanding the foregoing, Capital Stock shall not be deemed to be Redeemable Stock if it may only be so redeemed solely in consideration of Capital Stock of the Issuer that is not Redeemable Stock.

          "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, refund, repay, prepay, redeem, to legally defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "REGISTRAR" has the meaning provided in Section 2.06.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of October 22, 2003, among the Issuer, Citigroup Global Markets Inc., Credit Suisse First Boston, LLC, and certain permitted assigns specified therein

          "REGISTRATION STATEMENT" means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.

          "REGISTRATION" means a registered exchange offer for the Securities by the Issuer or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

          "REGULATION S" means Regulation S under the Securities Act.

          "REPLACEMENT ASSETS" means either (i) property or assets (other than current assets as determined in accordance with Mexican GAAP or Capital Stock) to be owned by and used in a Permitted Business of the Issuer or any Restricted Subsidiary; or (ii) the Capital Stock of one or more Persons engaged principally in a Permitted Business which become Restricted Subsidiaries as a result of the acquisition thereof.

          "RESPONSIBLE OFFICER" when used with respect to the Trustee is defined to mean the president, any vice president (whether or not designated by numbers or words added before or after the title "VICE president"), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means any Investment in any Person other than (i) an Investment in the Issuer or in a Restricted Subsidiary or in any Person that, as a result of such Investment, becomes a Restricted Subsidiary,
(ii) cash or Cash Equivalents, (iii) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (x) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (y) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (iv) Investments consisting of Interest Rate Agreements or Currency Agreements that constitute Permitted Indebtedness, (v) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business, (vi) Investments the payment for which consists of Capital Stock (exclusive of Redeemable Stock) of the Issuer; provided, however, that such Capital Stock will not increase the amount available for Restricted Payments under clause (C)(2) of the "Limitation on Restricted Payments" covenant contained in Section 3.09, or
(vii) other Investments in a Permitted Business at any time outstanding that do not in the aggregate exceed 5% of Consolidated Net Tangible Assets.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

          "REVOCATION" has the meaning set forth in the definition of Unrestricted Subsidiaries below.

          "RULE 144A" means Rule 144A under the Securities Act.

          "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Issuer or a Restricted Subsidiary of any property, whether owned by the Issuer or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

          "SECURITIES ACT" means the Securities Act of 1933, as it may be amended and any successor act thereto.

          "SECURITY REGISTER" has the meaning provided in Section 2.06.

          "SECURITY" or "SECURITIES" means any Security or Securities, as the case may be, authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "SECURITIES" shall include any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

          "SHELF REGISTRATION STATEMENT" means a Shelf Registration Statement of the Issuer pursuant to and as defined in the Registration Rights Agreement.

          "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Subsidiary of the Issuer that, together with its Subsidiaries, (i) for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year.

          "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Issuer which is expressly subordinated in right of payment to the Securities.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person or (ii) any other corporation, association or other business entity that is combined or consolidated in accordance with Mexican GAAP with such Person for purposes of general financial reporting.

          "TEMPORARY OFFSHORE GLOBAL SECURITY" has the meaning provided in
Section 2.04.

          "TRADE PAYABLES" means, with respect to any Person, any accounts payable owed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services and required to be paid within one year from the date of Incurrence thereof which constitute accounts payable and are considered current liabilities in accordance with Mexican GAAP.

          "TRANSACTION DATE" means with respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "TRUST INDENTURE ACT OF 1939" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and "TIA," when used in respect of an indenture supplemental hereto, means such Act as in force at the time such indenture supplemental hereto becomes effective.

          "TRUSTEE" means the entity identified as "TRUSTEE" it the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

          "U.S. GLOBAL SECURITY" has the meaning provided in Section 2.04.

          "U.S. GOVERNMENT OBLIGATIONS" means securities issued or directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

          "U.S. PERSON" has the meaning provided in Section 2.05.

          "U.S. PHYSICAL SECURITIES" has the meaning provided in Section 2.07.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below (a "Designation"). The Board of Directors of the Issuer may designate any Subsidiary of the Issuer to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (i) such designation would be permitted under Section 3.09 ( "Limitation on Restricted Payments"), (ii) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (A) is Guaranteed by the Issuer or any Restricted Subsidiary, (B) is recourse to or obligates the Issuer or any Restricted Subsidiary in any way or (C) subjects any property or asset of the Issuer or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iii) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Issuer or any Restricted Subsidiary to declare such Indebtedness of the Issuer or any Restricted Subsidiary due and payable prior to its maturity. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that immediately after giving effect to such designation (x) the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) and
(y) no Default or Event of Default shall have occurred and be continuing. The Board of Directors of the Issuer may revoke any designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"); provided that immediately after giving effect to such revocation (x) the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation or revocation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

          "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any directors' qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.


                                  ARTICLE II

             ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

          SECTION 2.01. AUTHENTICATION AND DELIVERY OF SECURITIES. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities (including Exchange Securities) in an aggregate principal amount not in excess of the amount specified in the form of Security hereinabove recited (except as otherwise provided in Section 2.09) may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Issuer, signed by both (a) its Chairman of the Board of Directors, or any Vice Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "VICE PRESIDENT") and (b) its Treasurer, attorney in fact or any Assistant Treasurer without any further action by the Issuer.

          SECTION 2.02. EXECUTION OF SECURITIES. The Securities shall be signed on behalf of the Issuer by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or their respective President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "VICE PRESIDENT") and (b) its Treasurer, attorney in fact or any Assistant Treasurer or its Secretary or any Assistant Secretary, which persons or officers shall be authorized to do so under a notarized power of attorney. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

          In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such officer.

          SECTION 2.03. CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence and the only evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this indenture.

          SECTION 2.04. FORM, DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST. The Securities and the Trustee's certificates of authentication shall be substantially in the form recited above; provided that Exchange Securities (i) shall contain the alternative third paragraph appearing on the reverse of the Securities in the form recited above and (ii) shall not contain terms with respect to transfer restrictions. The Securities shall be issuable in denominations provided for in the form of Security recited above. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

          Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by
Section 2.05, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

          Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security recited above.

          Securities offered and sold in reliance on Section 4(2) and Rule 144A shall be issued initially in the form of a single permanent global Security in registered form, substantially in the form herein above recited (the "U.S. GLOBAL SECURITY"), deposited with the Trustee, as custodian for the Depositary, and registered in the name of a nominee of the Depositary for the accounts of Euroclear Bank, S.A./N.V., as operator of the Euroclear System and Citibank, N.A., as operator of the Clearstream System, duly executed by the Issuer and authenticated by the Trustee as herein provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Security in registered form substantially in the form hereinabove recited (the "TEMPORARY OFFSHORE GLOBAL SECURITY") deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer, and authenticated by the Trustee as provided herein. At any time after December 1, 2003 (the "OFFSHORE SECURITIES EXCHANGE DATE"), a single permanent global Security in registered form substantially in the form hereinabove recited without the Private Placement Legend (the "PERMANENT OFFSHORE GLOBAL SECURITY"; and together with the Temporary Offshore Global Security, the "OFFSHORE GLOBAL SECURITIES") duly executed by the Issuer and authenticated by the Trustee as provided herein shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Security in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Security transferred.

          Securities issued pursuant to Section 2.08 in exchange for interests in the Offshore Global Security following the Offshore Securities Exchange Date shall be in the form of permanent certificated Securities in registered form substantially in the form hereinabove recited (the "OFFSHORE PHYSICAL SECURITIES").

          The U.S. Global Security and the Offshore Global Security are sometimes referred to herein as the "GLOBAL SECURITIES."

          The person in whose name any Security is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Interest Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be no less than five business days prior to the date of such payment) established by notice given by mail by or on behalf of the Issuer to the holders of Securities not less than 15 days preceding such subsequent record date.

          SECTION 2.05. RESTRICTIVE LEGENDS. (a) Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration pursuant to the Registration Rights Agreement, the U.S. Global Security, Temporary Offshore Global Security and each U.S. Physical Security (as defined below) shall bear the following legend on the face thereof:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          (b) Each Global Security, whether or not an Exchange Security, shall also bear the following legend on the face thereof:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME

          OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

          SECTION 2.06. REGISTRATION, TRANSFER AND EXCHANGE. The Securities are issuable only in registered form. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.02 (the "REGISTRAR") a register or registers (the "SECURITY REGISTER(S)") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee.

          Upon due presentation for registration of transfer of any Security at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in each case in authorized denominations for a like aggregate principal amount.

          A holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a holder as provided herein, the Issuer, the Trustee, and any agent of the Issuer shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations (including an exchange of Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met; provided that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that any Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request.

          The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 7.05 or 10.08). No service charge to any holder shall be made for any such transaction.

          The Issuer shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

          All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          SECTION 2.07. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES. (a) The U.S. Global Security and Offshore Global Security initially shall be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, be delivered to the Trustee as custodian for such Depositary and bear legends as set forth in Section 2.05.

          Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, permanent certificated Securities in registered form in substantially the form hereinabove recited (the "U.S. PHYSICAL SECURITIES") and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the U.S. Global Security or the Offshore Global Security, as the case may be, and a successor Depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act or (iii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such U.S. Physical Securities or Offshore Physical Securities. In addition, the owner of a beneficial interest in a Global Security will be entitled at its request to receive either a U.S. Physical Security or an Offshore Physical Security, as the case may be, in exchange for such interest if an Event of Default has occurred and is continuing.

          (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in the U.S. Global Security or the Offshore Global Security, as the case may be, to beneficial owners pursuant to Section 2.07(b), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security or the Offshore Global Security, as the case may be, in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security or the Offshore Global Security, as the case may be, to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities or Offshore Physical Securities, as the case may be, of like tenor and amount.

          (e) In connection with the transfer of the entire U.S. Global Security or Offshore Global Security to beneficial owners pursuant to Section 2.07(b), the U.S. Global Security or Offshore Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security or Offshore Global Security, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b) of this Section shall, except as otherwise provided by Section 2.08(e), bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in
Section 2.05.

          (g) Any Offshore Physical Security delivered in exchange for an interest in the Offshore Global Security pursuant to paragraph (b) of this Section shall, except as otherwise provided by Section 2.08(e), bear the legend regarding transfer restrictions applicable to the Offshore Physical Security set forth in Section 2.05.

          (h) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

          (i) In the event that the U.S. Physical Securities or Offshore Physical Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such U.S Physical Securities or Offshore Physical Securities, the Issuer expressly acknowledges, with respect to the right of any holder to pursue a remedy pursuant to Section 4.06 or 4.07 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder's Securities as if such U.S. Physical Securities or Offshore Physical Securities had been issued.

          SECTION 2.08. SPECIAL TRANSFER PROVISIONS. Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration pursuant to the Registration Rights Agreement or sold pursuant to a Shelf Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) TRANSFERS TO QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Security or an interest in the U.S. Global Security to a QIB (excluding Non-U.S. Persons):

          (i) If the Security to be transferred consists of (x) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred and the Trustee shall cancel the U.S. Physical Security so transferred.

          (b) TRANSFERS OF INTERESTS IN THE TEMPORARY OFFSHORE GLOBAL SECURITY. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Security:

          (i) The Registrar shall register the transfer of any Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit A hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance of Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security, in an amount equal to the principal amount of the Temporary Offshore Global Security to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Security in a like amount.

          (c) TRANSFERS OF INTERESTS IN THE PERMANENT OFFSHORE GLOBAL SECURITY OR OFFSHORE PHYSICAL SECURITIES TO U.S. PERSONS. The following provisions shall apply with respect to any transfer of interests in the Permanent Offshore Global Security or Offshore Physical Securities to U.S. Persons. The Registrar shall register the transfer of any such Security without requiring any additional certification.

          (d) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

          (i) Prior to and including December 1, 2003, the Registrar shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit A hereto from the proposed transferor.

          (ii) After December 1, 2003, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit A from the proposed transferor.

          (iii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and
     (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the U.S. Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security, as the case may be.

          (e) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either the circumstances contemplated by the fifth paragraph of Section 2.04 or paragraph (d)(ii) of this Section
2.08 exists or there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (f) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities, each holder agrees by its acceptance of the Securities to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07(a) or this Section
2.08. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 2.09. MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof. If, after the delivery of such substitute Security, a bona fide purchaser of the original Security in lieu of which such substitute Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such substitute Security from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee, or any agent of such Persons, in connection therewith.

          Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

          Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

          SECTION 2.10. CANCELLATION OF SECURITIES; DESTRUCTION THEREOF. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Issuer upon written request. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

          SECTION 2.11. TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.12. PERSONS DEEMED OWNERS. Prior to and at the time of due presentation for registration of transfer, the Issuer, the Trustee and any agent of such parties may treat the person in whose name any Security is registered in the Security

Register as the owner of such Security for the purpose of receiving the payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Issuer, the Trustee nor any agent of such parties shall be affected by notice to the contrary.

          SECTION 2.13. CUSIP AND ISIN NUMBERS. The Issuer in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to holders; provided that any such notice shall state that no representation is made as the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

                                 ARTICLE III

                    COVENANTS OF THE ISSUER AND THE TRUSTEE

          SECTION 3.01. PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. At the option of the Issuer, each installment of interest on the Securities may be paid by check payable to or upon the written order of the holders of Securities entitled thereto as they shall appear, on the Interest Record Date, on the registry books of the Issuer, or by wire transfer to such holders in immediately available funds, to such bank or other entity in the continental United States as shall be designated by such holders and shall have appropriate facilities for such purpose, or, in accordance with the standard operating procedures of the Depositary.

          SECTION 3.02. OFFICES FOR PAYMENTS, ETC. So long as any of the Securities remain outstanding, the Issuer will maintain in the Borough of Manhattan, City of New York, the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer initially designates the office of the agent of the Trustee, Wachovia Bank, National Association, One Penn Plaza, Suite 1414, New York, New York 10119, as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

          SECTION 3.03. APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a Trustee, so that there shall at all times be a Trustee hereunder.

          SECTION 3.04. PAYING AGENTS. Whenever the Issuer shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

          (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee,

          (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

          (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

          The Issuer will, on or prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

          If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

          Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

          Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.04 and 9.05.

          SECTION 3.05. CERTIFICATES TO TRUSTEE. (a) The Issuer will deliver on or before a date not more than 90 days after the end of each fiscal year, an Officers' Certificate of the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of the Issuer certifying that such officer has conducted or supervised a review of the activities of the Issuer and its Restricted Subsidiaries and the Issuer's and its Restricted Subsidiaries' performance under the Indenture and that, to the best of such officer's knowledge, based upon such review, the Issuer has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

          (b) The Issuer will deliver to the Trustee, as soon as possible and in any event within 10 days after the Issuer becomes aware or should reasonably become aware of the occurrence of an Event of Default or a Default, an Officers' Certificate setting forth the details of such Event of Default or Default, and the action which the Issuer proposes to take with respect thereto. If a Default or Event of Default occurs, is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default or Event of Default within 90 days after the Trustee has actual knowledge thereof, unless such Default or Event of Default is cured or waived in accordance with the terms of this Indenture prior to the giving of such notice.

          SECTION 3.06. SECURITYHOLDERS LISTS. If and so long as the Trustee shall not be the Registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312(a) of the Trust Indenture Act semi-annually not more than 15 days after each Interest Record Date as of such Interest Record Date, and at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

          SECTION 3.07. REPORTS BY THE TRUSTEE. Any Trustee's report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted within 45 days of each September 1, commencing with September 1, 2004, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

          SECTION 3.08. LIMITATION ON INDEBTEDNESS. The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or permit any Restricted Subsidiary to issue Preferred Stock to any Person, except that the Issuer and its Restricted Subsidiaries may Incur Indebtedness, including Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Issuer is greater than (i) 2.00 to 1.0 if such Indebtedness is Incurred prior to the second anniversary of the Issue Date, (ii) 2.25 to 1.0 if such Indebtedness is Incurred on or after the second anniversary of the Issue Date but prior to the fourth anniversary of the Issue Date, and (iii) 2.50 to 1.0 if such Indebtedness is Incurred on or after the fourth anniversary of the Issue Date.

      Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary (except as specified below) may Incur each and all of the following Indebtedness, including Acquired Indebtedness (each, "Permitted
Indebtedness"):

          (i) Indebtedness to the Issuer or any of its Restricted Subsidiaries as long as such Indebtedness continues to be owed to the Issuer or any of its Restricted Subsidiaries;

          (ii) Indebtedness ("Permitted Refinancing Indebtedness") to the extent it Refinances Indebtedness Incurred in accordance with the first paragraph above or any Permitted Indebtedness, other than Indebtedness Incurred under clauses (i), (iii), (iv), (v) and (ix) of this paragraph, in an amount not to exceed the amount so Refinanced (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to Refinance the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities shall only be permitted under this clause (ii) if (A) in case the Securities are Refinanced in part or the Indebtedness to be Refinanced is pari passu with the Securities, such new Indebtedness is pari passu with, or, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to, the remaining Securities, (B) in case the Indebtedness to be Refinanced is subordinated in right of payment to the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Securities at least to the extent that the Indebtedness to be Refinanced is subordinated to the Securities and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be Refinanced, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be Refinanced; and provided further that in no event may Indebtedness of any Person be Refinanced pursuant to this clause (ii) by means of any Indebtedness of any other Person, except that Indebtedness of a Restricted Subsidiary may be Refinanced by means of Indebtedness of another Restricted Subsidiary;

          (iii) Indebtedness of the Issuer or any Restricted Subsidiary incurred for working capital needs in the ordinary course of business, to fund capital expenditures or to make interest payments in an aggregate principal amount at any time not to exceed $100 million;

          (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements (provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder) and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds, performance bonds or other similar instruments securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition;

          (v) Indebtedness under bankers' acceptances, letters of credit and other similar instruments (including reimbursement obligations with respect thereto) issued in the ordinary course of business and not related to Indebtedness (other than clause (iii) thereof);

          (vi) Indebtedness not to exceed US$225,000,000 in respect of the Securities originally issued on the Issue Date and the Exchange Securities issued therefor;

          (vii) Indebtedness existing on the Issue Date;

          (viii) Indebtedness to the extent such Indebtedness is secured by Liens which are purchase money or other Liens upon equipment or property acquired by or held by the Issuer or any of its Restricted Subsidiaries taken or obtained by (A) the seller or lessor of such equipment or property to secure all or a part of the purchase price or lease payment therefor or (B) the person who makes advances or incurs obligations, thereby giving value to the Issuer or any Restricted Subsidiary to enable it to purchase or acquire rights in such equipment or property to secure the repayment of all or a part of the advances so made or obligations so incurred; provided, however, that (x) such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the equipment or property acquired and (y) the aggregate principal amount of such Indebtedness, together with any Permitted Refinancing Indebtedness with respect thereto incurred pursuant to clause
     (ii) above, outstanding at any time does not exceed $25 million; and

          (ix) Indebtedness of the Issuer or any of its Restricted Subsidiaries not to exceed $25 million at any time outstanding.

          For purposes of determining compliance with this Section 3.08, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and
(B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with Mexican GAAP.

          SECTION 3.09. LIMITATION ON RESTRICTED PAYMENTS. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, after the Issue Date (i) declare or pay any dividend or make any distribution on its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire such shares of Capital Stock of the Issuer, and (y) any dividend or distribution by any Restricted Subsidiary on shares of its Common Stock that is paid pro rata to all holders of such Common Stock or, if such Restricted Subsidiary has more than one class of Capital Stock, any dividend or distribution by such Restricted Subsidiary on all shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock in proportion to such holders' equity interest in such Restricted Subsidiary) held by Persons other than the Issuer or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Issuer or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Issuer or any of its Restricted Subsidiaries, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value of Subordinated Indebtedness (other than for value payable solely in Subordinated Indebtedness that constitutes Permitted Refinancing Indebtedness or in shares of Capital Stock of the Issuer (other than Redeemable Stock)), or (iv) make any Investment that is a Restricted Investment (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Issuer could not Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 3.08, or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date shall exceed the sum of (1) 50% of cumulative Consolidated Net Income of the Issuer or, if cumulative Consolidated Net Income of the Issuer is a loss, minus 50% of the loss, accrued during for the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter after the Issue Date and ending on the last day of the Issuer's last fiscal quarter ending before the date of such Restricted Payment for which quarterly or annual financial statements of the Issuer are available; plus (2) the aggregate net proceeds (including the Fair Market Value of non-cash proceeds) received by the Issuer after the Issue Date from:
(x) the issuance and sale of its Capital Stock (other than Disqualified Capital Stock) to a Person who is not a Restricted Subsidiary of the Issuer, including an issuance or sale for cash or other property upon the conversion of any Indebtedness (other than Subordinated Indebtedness) of the Issuer subsequent to the Issue Date, or (y) a contribution by a Person other than a Restricted Subsidiary of the Issuer to the equity capital of the Issuer not representing an interest in Disqualified Capital Stock; plus (3) to the extent not included in clause (1) above, an amount equal to the net reduction in Restricted Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary from Unrestricted Subsidiaries, or from any Revocation of the Designation of an Unrestricted Subsidiary (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments previously made by the Issuer and any Restricted Subsidiary in such Unrestricted Subsidiary included as a

Restricted Payment pursuant to clause (C) above; plus (4) to the extent not included in clause (1) above, 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities (other than Restricted Investments) received from the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and its Restricted Subsidiaries not to exceed, in the case of any Restricted Investment, the amount of such Restricted Investment previously included as a Restricted Payment pursuant to clause (C) above; plus (5) $5 million.


     The foregoing provision shall not take into account, and shall not be violated by reason of: (i) cash dividends on the Issuer's capital stock in an amount not to exceed (together with all other cash dividends of the Issuer in the same fiscal year) $20 million in the aggregate in any fiscal year of the Issuer; (ii) the payment of any dividend within 90 days after the date of declaration thereof or the date such dividend is resolved to be proposed by the Board of Directors of the Issuer (as evidenced by a Board Resolution) if, at said date of declaration or resolution, such payment would comply with the foregoing paragraph; (iii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer that is subordinate in right of payment to the Securities including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Permitted Refinancing Indebtedness; (iv) the repurchase, retirement, redemption or other acquisition of Capital Stock of the Issuer (or options, warrants or other rights to acquire such shares of Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock or options, warrants or other rights to acquire such shares of Capital Stock) of the Issuer; (v) the acquisition of Subordinated Indebtedness of the Issuer in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Issuer (other than Redeemable Stock) or options, warrants or other similar rights to acquire such shares of Capital Stock; and (vi) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement after the Issue Date in an aggregate amount not to exceed $5 million; provided that, except in the case of clause (ii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Notwithstanding the foregoing, a Restricted Investment in securities or other assets not constituting cash or Cash Equivalents received pursuant to an Asset Sale as permitted under Section 3.15 shall not be prohibited by the provisions of the second preceding paragraph; provided, however, in determining the aggregate amount expended for Restricted Payments in accordance with clause (C) of the second preceding paragraph, 100% of such Restricted Investment shall be deducted.

     Notwithstanding the foregoing, in the event of an issuance of Capital Stock of the Issuer and (1) the repurchase, redemption or other acquisition of Capital Stock out of the proceeds of such issuance or (2) the acquisition of Securities or Indebtedness that is subordinated in right of payment to the Securities out of the proceeds of such issuance, then, in calculating whether the conditions of clause (C) of the third preceding paragraph have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (C) only to the extent such proceeds are not applied as described in clause (1) or (2) of this paragraph.


          SECTION 3.10. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary,
(ii) pay any Indebtedness or other obligations owed to the Issuer or any other Restricted Subsidiary, (iii) make loans or advances to the Issuer or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Issue Date and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are not materially more restrictive than encumbrances or restrictions in effect on the Issue Date; (ii) arising in connection with the Incurrence of Indebtedness of Restricted Subsidiaries after the Issue Date; provided, that such encumbrances or restrictions are not materially more restrictive than encumbrances or restrictions in effect on the Issue Date and are necessary and customarily accepted in order to effect such financing;
(iii) existing under or by reason of applicable law; (iv) existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions (A) are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and (B) were not put in place in anticipation of such acquisition, and any Refinancings of any of the foregoing; provided that the encumbrances and restrictions in any such Refinancing are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being Refinanced; (v) in the case of clause (iv) of the preceding paragraph, arising or agreed to in the ordinary course of business (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) not relating to any Indebtedness and, in each of cases (A), (B) or (C), that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and its Restricted Subsidiaries, taken as a whole; (vi) with respect to a Restricted Subsidiary or certain property or assets of a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or such property or assets, as the case may be; (vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business consistent with past practice. Nothing contained in the preceding paragraph shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 3.13 or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries provided such restriction is otherwise permitted by Section 3.13.

          SECTION 3.11. LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. The Issuer will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Issuer that is pari passu with or subordinate in right of payment to the Securities ("Guaranteed Indebtedness"), unless (i) such Guarantee is otherwise permitted under the terms of this Indenture, (ii) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Securities by such Restricted Subsidiary and (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (y) Guarantees of Restricted Subsidiaries of any Indebtedness pari passu in right of payment of the Securities not to exceed $50 million in the aggregate, and (z) any Guarantee by a Restricted Subsidiary of Attributable Indebtedness of the Issuer pursuant to a Sale and Leaseback Transaction for the Issuer Headquarters. If the Guaranteed Indebtedness is (A) pari passu with the Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

          Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

          SECTION 3.12. LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service, or the making of any Investment) with any holder (or any Person known to the Issuer to be an Affiliate of a holder) of 5% or more of any class of Voting Stock of the Issuer or with any Affiliate of the Issuer or any Restricted Subsidiary (each, a "Related Party Transaction"), except upon fair and reasonable terms that when taken as a whole are no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

          Without limiting the foregoing, any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $5 million must first be approved by a majority of the Board of Directors of the Issuer who are disinterested in the subject matter of the transaction pursuant to a Board Resolution; and any Related Party Transactions or series of Related Party Transactions with an aggregate value in excess of $10 million must be the subject of a favorable opinion, on terms customary for a Issuer having characteristics similar to the Issuer, as to the fairness of such Related Party Transaction to the Issuer and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and a copy of the same must be filed with the Trustee.

          The foregoing limitation does not limit, and shall not apply to (i) the payment of reasonable and customary regular fees to directors of the Issuer, (ii) any Restricted Payments not prohibited by Section 3.09, (iii) transactions solely among or between Restricted Subsidiaries or solely among or between the Issuer and a Restricted Subsidiary, (iv) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Issuer or any Restricted Subsidiary as determined in good faith by the Issuer's Board of Directors, including contributions to a pension trust for employees of the Issuer and its Restricted Subsidiaries and the acquisition in the open market and contribution of Capital Stock of the Issuer to a stock option trust for employees of the Issuer and its Restricted Subsidiaries; (v) Related Party Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date); and (vi) loans and advances to officers, directors and employees of the Issuer or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business.

          SECTION 3.13. LIMITATION ON LIENS. The Issuer will not and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures Indebtedness of the Issuer (including, without limitation Indebtedness specified in clauses
(vi) and (xi) of the definition of Indebtedness), other than a Permitted Lien, on any of its or its Restricted Subsidiaries assets or properties, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, in each case owned on the Issue Date or thereafter acquired, without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien.

          SECTION 3.14. LIMITATION ON LAYERED INDEBTEDNESS. The Issuer will not directly or indirectly Incur any Indebtedness that is subordinate in right of payment to other Indebtedness, unless such Incurred Indebtedness is subordinate in right of payment to the Securities to the same extent and on the same terms as such Incurred Indebtedness is subordinate to such other Indebtedness.

          SECTION 3.15. LIMITATION ON ASSET SALES. The Issuer will not, and will not permit any Restricted Subsidiary to, effect or permit any Asset Sale unless (i) such Asset Sale is effected at Fair Market Value, (ii) 80% of the proceeds of such Asset Sale consists of (A) cash or Cash Equivalents, (B) property or assets (other than Capital Stock) to be owned by and used in the business of the Issuer or any Restricted Subsidiary of a nature or type or that are used in a business similar or related to the nature or type of the property and assets of, or the business of, the Issuer and its Restricted Subsidiaries existing on the date of such Asset Sale or (C) Capital Stock in one or more Persons principally engaged in a Permitted Business which thereby become Restricted Subsidiaries; provided that the amount of (a) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets and (b) any notes or other obligations received by the Issuer or any such Restricted Subsidiary from a transferee that is assigned an Investment Grade Rating that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received) shall be deemed to be cash for the purposes of this clause (ii), and (iii) then the Issuer shall or shall cause the relevant Restricted Subsidiary to (x) within 360 days of the relevant Asset Sale apply an amount equal to the Net Cash Proceeds to (A) repay any Indebtedness of the Issuer secured by a Lien on assets of the Issuer or Indebtedness of any Restricted Subsidiary, in each case for borrowed money or constituting a Capitalized Lease Obligation, and permanently reduce the commitments with respect thereto without Refinancing, or (B) purchase Replacement Assets from a Person other than the Issuer and its Restricted Subsidiaries or (y) apply the Net Cash Proceeds (to the extent not applied pursuant to clause (x) above) as provided in the following four paragraphs. The amount of Net Cash Proceeds required to be applied during such 360-day period as set forth in clause (x) of the preceding sentence and not applied as so required shall constitute "Excess Proceeds." Notwithstanding the foregoing, any foreclosures on assets of the Issuer or any Restricted Subsidiary need not comply with clauses (i) or (ii) above.

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, the Issuer must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Securities, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

          The Issuer shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each holder stating: (i) that the Excess Proceeds Offer is being made pursuant to this Section 3.15 of this Indenture and that all Securities validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be 20 Business Days from the date such notice is mailed or such later date as is required by law) (the "Excess Proceeds Payment Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Issuer defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date; (v) that holders electing to have a Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of the holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date or such later date as is required by law, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Securities delivered for purchase and a statement that such holder is withdrawing his election to have such Securities purchased; and
(vii) that holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

     On the Excess Proceeds Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of the this Section 3.15, the Trustee shall act as the Paying Agent.

     The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Issuer under this Section 3.15 and the Issuer is required to repurchase Securities as described above.

          SECTION 3.16. LIMITATION ON PERMITTED BUSINESS. The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any businesses other than a Permitted Business, except that the Issuer and any Restricted Subsidiary may acquire a Restricted Subsidiary after the Issue Date that is engaged in a business other than a Permitted Business so long as it is principally engaged in a Permitted Business.

          SECTION 3.17. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each holder shall have the right to require the repurchase of its Securities by the Issuer in cash pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Prior to the mailing of the notice to holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Issuer covenants to (i) repay in full all indebtedness of the Issuer that would prohibit the repurchase of the Securities as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Issuer to permit the repurchase of the Securities as provided for in the succeeding paragraph. The Issuer shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 3.17.

     Within 30 days of the Change of Control, the Issuer shall mail a notice to the Trustee and each holder stating: (i) that a Change of Control has occurred (and a brief description of the events resulting in such Change of Control), that the Change of Control Offer is being made pursuant to this
Section 3.17 and that all Securities validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be 20 Business Days or such later date that is required by law from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;
(iv) that, unless the Issuer or the Issuer defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (v) that holders electing to have any Security or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Option of the holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date or such later date that is required by law, a telegram, telex, facsimile transmission or letter setting forth the name of such holder, the principal amount of Securities delivered for purchase and a statement that such holder is withdrawing his election to have such Securities purchased; and (vii) that holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

     On the Change of Control Payment Date, the Issuer shall: (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail, to the holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 3.17, the Trustee shall act as Paying Agent.

     The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Issuer is required to repurchase the Securities under this Section 3.17.

     If the Issuer is unable to repay all of its indebtedness that would prohibit repurchase of the Securities or is unable to obtain the consents of the holders of indebtedness, if any, of the Issuer outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Securities, then the Issuer will have breached this Section
3.17. This breach will constitute an Event of Default with respect to the Securities under this Indenture if it continues for a period of 30 consecutive days after written notice is given to the Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the Securities outstanding. In addition, the failure by the Issuer to repurchase all tendered Securities at the conclusion of the Change of Control Offer will constitute an Event of Default with respect to the Securities, without any waiting period or notice requirements.

     This Section 3.17 will, unless the consents referred to above are obtained, require the Issuer to repay all indebtedness then outstanding that by its terms would prohibit such Security repurchase, either prior to or concurrently with such Security repurchase.

          SECTION 3.18. Provision of Financial Information. Notwithstanding that the Issuer may not be required to file with the Commission information, documents, or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, it will

          (i) file with the Commission, to the extent permitted,

               (A) annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or such successor form) within the time period required under the rules of the Commission for the filing of

          Form 20-F (or any successor form) by foreign private issuers subject thereto, and

               (B) reports on Form 6-K (or any successor form) including, whether or not required, unaudited quarterly financial statements (which shall include at least a balance sheet, income statement and cash flow statement in each case prepared in accordance with Mexican
          GAAP) along with other financial information and a discussion of results in each case with at least the level of information provided by the Issuer in its Form 6-K for the second quarter of 2003, within 45 days after the end of each of the first three fiscal quarters of each fiscal year, and

          (ii) to the extent not filed with the Commission, provide the Trustee and the holders with the information, documents and reports referred to in clause (i) above within the periods specified above.

               In addition, at any time when the Issuer is not subject to or is not current in its reporting obligations under clause (i) of the preceding paragraph, the Issuer will make available, upon request, to any holder and any prospective purchaser of Securities the information required pursuant to Rule 144A(d)(4) under the Securities Act.

          SECTION 3.19. PAYMENT OF ADDITIONAL AMOUNTS. All payments of principal, premium and interest in respect of each Security shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges or penalties or interest related thereto of whatever nature imposed, levied, collected, withheld or assessed by or within Mexico or any political subdivision or taxing authority thereof or therein ("Mexican Taxes"), unless such withholding or deduction is required by law or by regulation. In the event that any such withholding or deduction in respect of principal, premium or interest is so required, the Issuer shall pay such additional amounts ("Additional Amounts") as will result in receipt by each holder of any Security of such amounts as would have been received by such holder with respect to such Security had no such withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of:

          (1) any tax, duty, assessment or other governmental charge imposed by reason of

               (A) the existence of any present or former connection between such holder or the beneficial owner of such Security and Mexico (or any political subdivision or taxing authority thereof or therein) other than merely holding such Security or the receipt of, or enforcement of rights, under the Securities, or the receipt of payments in respect thereof, including, without limitation, such holder or the beneficial owner of such Security being or having been a national, domiciliary or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein; or

               (B) the presentation of such Security (where presentation is required) more than 30 days after the date on which the payment in respect of such Security became due and payable or provided for, whichever is later, except to the extent that such holder would have been entitled to such Additional Amounts if it had presented such Security for payment on the last day of such period of 30 days;

          (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (3) any tax, duty, assessment, fee or other governmental charge or increase thereof to the extent that such amount would not have been imposed or increased but for the failure of such holder or the beneficial owner of a Security to comply with any applicable certification, documentation, information or other reporting requirement required by an applicable treaty, by law, or by regulation or administrative practice concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner of such Security, provided, however, that the exclusion set forth in this clause (3) shall not apply in respect of any certification, identification, information, documentation or other reporting requirement if such requirement would be materially more onerous, in form, in procedure or in the substance of information disclosed, to the holder or beneficial owner of a Security than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN and W-9); or

          (4) any combination of items (1), (2) and (3).

     Whenever there is mentioned in any context, the payment of principal, premium or interest in respect of any Security or the net proceeds received on the sale or exchange of any Security, such mention shall be deemed to include the payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

     The Issuer will provide to the Trustee and Paying Agent documentation evidencing payment of withholding taxes within 30 days after payment thereof. Copies of such documentation shall be provided to holders requesting them.

The Issuer will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities, except for any such taxes, charges or similar levies imposed by any jurisdiction outside of Mexico (other than those resulting from, or required to be paid in connection with, the enforcement of the Securities following the occurrence of any Event of Default with respect to the Securities). Notwithstanding the foregoing, no service charge will be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

          SECTION 3.20. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer will expressly waive all benefit or advantage of any such law and (ii) hinder, delay or impede the execution of any power granted to the Trustee under this Indenture and will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 3.21. MAINTENANCE OF PROPERTIES AND INSURANCE. The Issuer will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be advantageously conducted at all times; provided that nothing in this Section 3.21 shall prevent the Issuer or any of its Restricted Subsidiaries from disposing of any such properties if such disposal is, in the judgment of the Issuer, desirable in the conduct of the business of the Issuer or such Restricted Subsidiary.

          The Issuer will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, public liability insurance, with reputable insurers in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Issuer or such Restricted Subsidiary, as the case may be, is then conducting business.

          SECTION 3.22. REGISTRATION. The Issuer will take all steps necessary to complete registration of the Securities with the Special Section of the National Registry of Securities and Intermediaries.

                                  ARTICLE IV

                             DEFAULT AND REMEDIES

          SECTION 4.01. EVENT OF DEFAULT DEFINED. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any



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administrative or governmental body) shall have occurred and be continuing, that is to say:

          (a) default in the payment of principal of or premium, if any, on any Securities, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest or Additional Amounts on any Securities, when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) the failure to perform or comply with any of the provisions described under Article VIII ("Consolidation, Merger and Sale of Assets");

          (d) the Issuer defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Securities, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Securities, as the case may be;

          (e) default by the Issuer or any Restricted Subsidiary under any Indebtedness which (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default, or (B) results in the acceleration of such Indebtedness prior to its stated maturity; and the principal amount of Indebtedness covered by (A) or
(B) at the relevant time, aggregates $25 million or more;

          (f) any final judgment or order for the payment of money in excess of $25 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Issuer or any of its Significant Subsidiaries and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law of Mexico or the United States now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sindico, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or
(C) the winding up or liquidation of the affairs of the Issuer or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or



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          (h) the Issuer or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency, suspension of payments or other similar law of Mexico or the United States now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sindico, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

               For purposes of this Section 4.01, a Significant Subsidiary shall include any group of Restricted Subsidiaries that, taken as a whole, constitutes a Significant Subsidiary.

          SECTION 4.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 4.01(g) or 4.01(h) that occurs with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities, as the case may be, then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the holders (the "Acceleration Notice")), may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued interest on all such outstanding Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 4.01(e) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 4.01(e) shall be remedied or cured by the Issuer and/or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Section 4.01(g) or 4.01(h) occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

     The holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Issuer and to the Trustee, may waive all past Defaults, except a Default in the payment of principal, Interest or Additional Amounts specified in Section 4.01(a) or (b) or in respect of a covenant or provision of this Indenture that cannot be modified or amended without the consent of the holder of each such outstanding Security affected, and rescind and annul a declaration of acceleration and its consequences if
(i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 4.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any



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available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

          SECTION 4.04. WAIVER OF PAST DEFAULTS. Subject to Sections 4.02,
4.07 and 7.02, the holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, interest or Additional Amounts on any such Security as specified in Section 4.01 (a) or 4.01(b) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each such outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 4.05. CONTROL BY MAJORITY. The holders of at least a majority in aggregate principal amount of the outstanding Securities, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to all such outstanding Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of such Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such Securities pursuant to this Section 4.05.

          SECTION 4.06. LIMITATION ON SUITS. A holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) the holder gives the Trustee written notice of a continuing Event of Default with respect to such Securities;

          (ii) the holders of at least 25% in aggregate principal amount of outstanding Securities makes a written request to the Trustee to pursue the remedy in its own name as Trustee hereunder;

          (iii) such holder or holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and



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          (v) during such 60-day period, the holders of at least a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with such written request.

          A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over such other holder.

          SECTION 4.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any holder of a Security to receive payment of principal or premium, if any, or interest or Additional Amounts on, such Security or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed on such Security, shall not be impaired or affected without the consent of such holder.

          SECTION 4.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of principal, premium, interest or Additional Amounts specified in
Section 4.01(a) or 4.01(b) occurs and is continuing, the Trustee, after making demand for payment of such sums on the Issuer which is not complied with within 60 days from the date of such demand, may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest and Additional Amounts remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 4.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.06) and the holders allowed in any judicial proceedings relative to the Issuer (or any other obligor of the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 5.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.



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          SECTION 4.10. PRIORITIES. If the Trustee collects any money pursuant to this Article IV, it shall pay out the money in the following order:

                  First:     to the Trustee for all amounts due under
                             Section 5.06,

                  Second: to holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal, premium, if any, and interest, and Additional Amounts respectively; and

                  Third: to the Issuer or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to holders pursuant to this
Section 4.10.

          SECTION 4.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.11 does not apply to a suit by a holder pursuant to Section 4.06, or a suit by holders of more than 10% in principal amount of the outstanding Securities.

          SECTION 4.12. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Trustee and the holders shall continue as though no such proceeding had been instituted.

          SECTION 4.13. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or



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remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 4.14. DELAY OR OMISSION NOT WAIVE. No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article IV or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

                                   ARTICLE V

                            CONCERNING THE TRUSTEE

          SECTION 5.01. DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

          (a) prior to the occurrence of an Event of Default of which the Trustee has notice or knowledge hereunder and after the curing or waiving of all such Events of Default which may have occurred:

               (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of negligence or bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;



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               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          This Section 5.01 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

          SECTION 5.02. CERTAIN RIGHTS OF THE TRUSTEE. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer,

          (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;



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          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be charged with knowledge of any Event of Default with respect to the Securities, except an Event of Default under
     Section 3.05(b), 4.01(a) or 4.01(b) hereof, unless either (1) a Responsible Officer in the Corporate Trust Department of the Trustee shall have actual knowledge of such Event of Default, or (2) written notice of such Event of Default shall have been given to the Trustee by the Issuer or any other obligor on the Securities, or by any Holder of the Securities;

          (i) in the event the Trustee incurs expenses or renders services in any proceedings which result from the occurrence or continuance of an Event of Default under Section 4.01(g) or 4.01(h) hereof, or from the occurrence of any event which, by virtue of passage of time, would become such Event of Default, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law; and

          (j) the Trustee shall not be liable for incidental, indirect, punitive, special or consequential damages in connection with or arising out of this Indenture.

          SECTION 5.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the



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Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

          SECTION 5.04. TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS, ETC. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and subject to Sections 5.09 and 5.12, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

          SECTION 5.05. MONEYS HELD BY TRUSTEE. Subject to the provisions of
Section 9.05 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

          SECTION 5.06. COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section
5.06 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

          SECTION 5.07. RIGHT OF TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or



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established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          SECTION 5.08. PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $100,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or other governmental supervising or examining authority, then for the purposes of this
Section 5.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          SECTION 5.09. RESIGNATION AND REMOVAL; APPOINTMENT. (a) The Trustee may at any time resign by giving not less than 90 days' written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to holders of Securities at their last addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Issuer or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.08; or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee



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                                      1
     or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in
Section 6.01 of the action in that regard taken by the Securityholders.

          (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.09 (other than pursuant to Section 5.09(e)) shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

          (e) Notwithstanding any other provision of this Section 5.09, upon the occurrence of an Event of Default, the Trustee may resign, and upon notice to the Issuer shall immediately be deemed to have resigned, and Regions Bank (or its successors) shall be deemed appointed as successor Trustee. Regions Bank hereby accepts appointment as successor Trustee upon the resignation by the Trustee as a result of the occurrence of an Event of Default. The undersigned Regions Bank hereby acknowledges its agreement to become successor Trustee pursuant to this Article V and that it shall become successor Trustee and a party to this Indenture as set forth therein without any further action in accordance with the terms of this Article V.

          SECTION 5.10. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 5.09 other than Regions Bank appointed pursuant to Section 5.09, which appointment shall require no further action by it or the Issuer, shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein, but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such



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successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

          Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first-class mail to the holders of Securities at their last addresses as they shall appear in the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

          SECTION 5.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee's assets may be sold, or any corporation resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party or by which the Trustee's property may be bound, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated, and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee, and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 5.12. PREFERENTIAL COLLECTION OF CLAIMS. Reference is made to Section 311 of the Trust Indenture Act. For purposes of Section 311(b)(4) and (6) of such Act, the following terms shall mean:

          (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and


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          (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                                  ARTICLE VI

                        CONCERNING THE SECURITYHOLDERS

          SECTION 6.01. EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

          SECTION 6.02. PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES; RECORD DATE. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security Register or by a certificate of the Registrar thereof. The Issuer may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

          Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Security shall bind the holder of every Security issued upon transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon whether or not notation of such action is made upon such Security.


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          SECTION 6.03. SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING. In
determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons, and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

          SECTION 6.04. RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Securities.

                                 ARTICLE VII

                            SUPPLEMENTAL INDENTURES

          SECTION 7.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. The Issuer, when authorized by a resolution of its Board of Directors,


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and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to cure any ambiguity, defect or inconsistency,

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities,

          (c) to comply with the covenant relating to mergers, consolidations and sales of assets,

          (d) to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the rights under the Indenture of any such holder,

          (e) to add covenants for the benefit of the holders or to surrender any right or power conferred upon the Issuer,

          (f) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or

          (g) to add a guarantor under the Indenture.

          The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of
Section 7.02.

          SECTION 7.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With the consent (evidenced as provided in Article 6) of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, that, without the consent of each holder affected, no such supplemental indenture shall:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security,


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          (b) reduce the principal amount of, or premium, if any, or interest or Additional Amounts on, any Security,

          (c) reduce any amount payable on redemption of the Securities or upon the occurrence of an Event of Default or reduce the Change of Control Payment or the Excess Proceeds Offer Payment, or change the obligations of the Issuer to pay Additional Amounts,

          (d) change the place or currency of payment of principal of, or premium, if any, or interest on, any Security,

          (e) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security,

          (f) reduce the above-stated percentage of outstanding Securities the consent of whose holders is necessary to modify or amend this Indenture,

          (g) waive a default in the payment of principal of, premium, if any, or interest on the Securities,

          (h) reduce the percentage or aggregate principal amount of outstanding Securities the consent of whose holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults,

          (i) modify or change any provision of this Indenture affecting the terms, provisions or ranking of the Securities in a manner adverse to the holders of the Securities or

          (j) release the Issuer from any of their obligations under the Securities or this Indenture other than in accordance with the provisions of this Indenture, or amend or modify any provision relating to such release.

          The consent of the holders is not necessary under this Indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the supplemental indenture.

          Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by
Section 6.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.


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


          It shall not be necessary for the consent of the Securityholders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.02, the Issuer shall mail a notice thereof by first-class mail, postage prepaid, to the holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 7.03. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 7.04. DOCUMENTS TO BE GIVEN TO TRUSTEE; COMPLIANCE WITH TIA. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. Every such supplemental indenture shall comply with the TIA.

          SECTION 7.05. NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation approved by the Trustee as to form (but not as to substance) as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

                                 ARTICLE VIII

                   CONSOLIDATION, MERGER AND SALE OF ASSETS

          SECTION 8.01. WHEN ISSUER MAY MERGE, ETC. The Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any


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Person to merge with or into the Issuer unless: (i) the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation organized and validly existing under the laws of the United Mexican States or the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer on all of the Securities and under the Indenture;
(ii) immediately prior to and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Issuer or any Person becoming the successor to the Issuer, as the case may be, shall have a Net Worth (on a consolidated basis) equal to or greater than the Net Worth of the Issuer (on a consolidated basis) immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 3.08 ("Limitation on Indebtedness"); (v) the Issuer delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of the Issuer; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

          Notwithstanding the foregoing, the Issuer may consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any Wholly Owned Restricted Subsidiary, or permit any Wholly Owned Restricted Subsidiary to consolidate with or merge with or into the Issuer, without complying with the conditions described in clauses (iii) and (iv) of the preceding paragraph.

          SECTION 8.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger or any conveyance, sale, transfer, lease, exchange or other disposition of the properties and assets of the Issuer substantially as an entirety to any person in accordance with the provisions described above, the successor formed by such consolidation or into which the Issuer is merged or to which such conveyance, sale, transfer, lease, exchange or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor had been named as the Issuer in this Indenture; and thereafter, except in the case of a conveyance, sale, transfer, lease, exchange or other disposition of properties to another person, the predecessor person shall be released from all obligations and covenants under this Indenture and the Securities.

          SECTION 8.03. OPINION OF COUNSEL TO TRUSTEE. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Opinion of Counsel as


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conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.

                                  ARTICLE IX

                            DISCHARGE OF INDENTURE

          SECTION 9.01. TERMINATION OF ISSUER'S OBLIGATIONS. Except as otherwise provided in this Section 9.01, the Issuer may terminate its obligations under the Securities and this Indenture if:

                    (i) all such Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or such Securities that are paid pursuant to Section
          3.01 or such Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in Section 9.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by them hereunder; or

                    (ii) (A) such Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuer irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on such Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which they are bound and (E) the Issuer delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (i), the Issuer's obligations under
Section 5.06 shall survive. With respect to the foregoing clause (ii), the Issuer's obligations in Article 2, Sections 3.01, 3.02, 5.06, 5.09, 9.04, 9.05 and 9.06 shall survive until such Securities are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 5.06, 9.05 and 9.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's


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obligations under such Securities and this Indenture except for those surviving obligations specified above.

          SECTION 9.02. DEFEASANCE AND DISCHARGE OF INDENTURE. Except as otherwise provided in this Section 9.02, the Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day after the date of the deposit referred to in clause (A) of this Section 9.02, and the provisions of this Indenture will no longer be in effect with respect to such Securities (except obligations referred to in Sections 2.06, 2.09, 3.02 and 5.05), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same; provided that the following conditions shall have been satisfied:

                              (A) with reference to this Section 9.02, the
                    Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 5.08 of this Indenture) and conveyed all right, title and interest for the benefit of the holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the holders as security for payment of the principal of, premium, if any, and interest, if any, on such Securities, and dedicated solely to, the benefit of the holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on such outstanding Securities at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to such Securities;

                              (B) such deposit will not result in a breach or
                    violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

                              (C) immediately after giving effect to such
                    deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of


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


                    Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                              (D) the Issuer shall have delivered to the
                    Trustee either (x) an Opinion of Counsel directed to the Trustee to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Issuer's exercise of its option under this Section 9.02 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in the applicable United States federal income tax law after the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the Opinion of Counsel described in clause (x) above and an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the holders have a valid first priority security interest in the trust funds subject to Section
                    5.06 and (C) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute, and either (I) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or
                    (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the holders, the Trustee will hold, for the benefit of the holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;


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                                        (1) if such Securities are then listed
                              on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Securities to be delisted; and

                                        (2) the Issuer has delivered to the
                              Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
                              Section 9.02 have been complied with.

          Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(y)(C) of this Section 9.02, none of the Issuer's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one-year) period with respect to this Section 9.02, the Issuer's obligations in Article II and Sections 3.01, 3.02, 5.06, 5.09, 9.05, 9.06 shall survive until such Securities are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 5.06, 9.05 and 9.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(x) of this Section 9.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Issuer's obligations under Section 3.01, then the Issuer's obligations under such Section 3.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 9.02.

          After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under such Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

          SECTION 9.03. DEFEASANCE OF CERTAIN OBLIGATIONS. The Issuer may omit to comply with any term, provision or condition set forth in all of the covenants described under Sections 3.08 through 3.18 and 3.21 and clauses
(iii) and (iv) under Section 8.01, Section 4.01(a) with respect to such clauses and covenants, and Sections 4.01(e) and 4.01(f) shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

                    (i) with reference to this Section 9.03, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 5.08) and conveyed all right, title and interest to the Trustee for the benefit of the holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the holders as security for payment of the principal of, premium, if any, and interest, if any (and, if any Additional Amounts should have become due, such Additional Amounts), on such Securities, and dedicated solely to, the benefit of the holders,


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          in and to money in an amount, U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on such outstanding Securities on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to such Securities;

                    (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

                    (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach of or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

                    (iv) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940, the holders have a valid first-priority security interest in the trust funds, the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of certain obligations and Events of Default and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute, and either (1) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the holders, the Trustee will hold, for the benefit of the holders, a valid and perfected security interest in such trust


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          funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Issuer or any of their Subsidiaries;

                    (v) if such Securities are then listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause such Securities to be delisted; and

                    (vi) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 9.03 have been complied with.

          SECTION 9.04. APPLICATION OF TRUST MONEY. Subject to Section 9.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01, 9.02 or 9.03, as the case may be, and shall apply the deposited money and the money from the U.S. Government Obligations in accordance with Securities and this Indenture to the payment of principal of, premium, if any, and interest on such Securities; but such money need not be segregated from other funds except to the extent required by law.

          SECTION 9.05. PAYMENT TO ISSUER. Subject to Sections 5.06, 9.01,
9.02 and 9.03, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest or Additional Amounts that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Issuer once in a newspaper of general circulation in the City of New York or mail to each holder entitled to such money at such holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 9.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 9.01, 9.02 or 9.03, as the case may be, by reason of any legal proceeding or by reason of any


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order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities, shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01, 9.02 or 9.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be; provided that, if the Issuer has made any payment of principal of, premium, if any, or interest or Additional Amounts on any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE X

                           REDEMPTION OF SECURITIES

          SECTION 10.01. RIGHT OF REDEMPTION. (a) The Securities may be redeemed, at the Issuer's option, in whole or in part, at any time on or after November 1, 2008 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period commencing November 1 of the years set forth below:


                 YEAR                         REDEMPTION PRICE
                 ----                         ----------------
                 2008                             105.875%
                 2009                             103.917%
                 2010                             101.958%
         2011 and thereafter                     100.0000%

          SECTION 10.02. NOTICES TO TRUSTEE. If the Issuer elects to redeem Securities pursuant to Section 10.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

          The Issuer shall give each notice provided for in this Section 10.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 10.03. SELECTION OF SECURITIES TO BE REDEEMED. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Securities of $1,000 in principal amount or less shall be redeemed in part.


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          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer and the Registrar promptly in writing of the Securities to be redeemed and, if any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security.

          SECTION 10.04. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first-class mail to each holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

                    (i) the Redemption Date;

                    (ii) the Redemption Price and the amount of accrued and unpaid interest to be paid upon such redemption;

                    (iii) the name, address and telephone number of the Paying Agent;

                    (iv) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                    (v) that, unless the Issuer defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

                    (vi) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;

                    (vii) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portions thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                    (viii) that, if any Security contains a CUSIP number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP


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          number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities; and

                    (ix) that the notice is being sent pursuant to this
          Section 10.04.

          At the Issuer's request (which request may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given such notice to the holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Issuer. If, however, the Issuer gives such notice to the holders, the Issuer shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          SECTION 10.05. EFFECT OF NOTICE ON REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by holders to whom such notice was properly given.

          SECTION 10.06. DEPOSIT OF REDEMPTION PRICE. On or prior to any Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 3.04) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on the Redemption Date other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuer to the Trustee for cancellation.

          SECTION 10.07. PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal until paid shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the holders registered as such at the close of business on the relevant Interest Record Date.


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          SECTION 10.08. SECURITIES REDEEMED IN PART. Upon surrender of any
Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

          SECTION 10.09. OPTIONAL REDEMPTION IN THE EVENT OF CHANGE IN MEXICAN TAX TREATMENT. The Issuer may redeem the Securities in whole, but not in part, upon giving not less than 30 nor more than 60 days' notice to the holders of the Securities, at a price equal to 100% of the principal amount thereof together with interest accrued to the date fixed for redemption, and Additional Amounts, if any, which would be payable if (a) as a result of any change in or amendment to laws, regulations or rules of Mexico (or any political subdivision or taxing authority thereof or therein) or any change in the published, official interpretation of such laws, regulations or rules (including a holding by a court of competent jurisdiction) which change or amendment occurs after the date of issuance of the Securities or the Issuer has or will, on the next succeeding interest payment date, become obligated to pay Additional Amounts with respect to payments on the Securities in excess of the Additional Amounts that would be payable under Mexican law were payments of interest on the Securities subject to withholding taxes imposed at a rate of 10%, and (b) such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of the Securities were then due. Prior to the giving of any notice of redemption described in this paragraph, the Issuer shall deliver to the Trustee an Officers' Certificate stating that the Issuer is entitled to effect such redemption in accordance with the terms set forth in this Indenture and setting forth in reasonable detail a statement of the facts relating thereto (together with a copy of a written Opinion of Counsel to the effect that the Issuer has or will, on the next succeeding Interest Payment Date, become obligated to pay such Additional Amounts as a result of a change or amendment described above and that the Issuer cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and that all governmental approvals necessary, if any, for the Issuer to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained).

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

          SECTION 11.01. INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF ISSUER AND THE TRUSTEE EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director, employee or controlling person, as such, of the Issuer or the Trustee or of any successor, either directly or through the Issuer or the Trustee or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or


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equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

          SECTION 11.02. PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND SECURITYHOLDERS. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

          SECTION 11.03. SUCCESSORS AND ASSIGNS OF ISSUER BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

          SECTION 11.04. NOTICES AND DEMANDS ON ISSUER, TRUSTEE AND SECURITYHOLDERS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Ave. Ricardo Margain Zozaya 400, Col. Valle del Campestre, San Pedro Garza Garcia, Nuevo Leon, 66265 Mexico. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office. Notices to the Trustee shall be effective only upon receipt.

          Where this Indenture provides for notice to holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the Security Register. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any


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manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          SECTION 11.05. OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition,
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.


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          Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

          SECTION 11.06. PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

          SECTION 11.07. CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "INCORPORATED PROVISION"), such incorporated provision shall control.

          SECTION 11.08. GOVERNING LAW; JURISDICTION. (a) This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

          The Issuer hereby irrevocably and unconditionally submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Indenture or any Security. The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Issuer irrevocably waives such immunity in respect of its obligations hereunder or under any Security. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment or in any manner provided by law, provided that service of process is effected upon the Issuer in the manner specified in the following subsection or as otherwise permitted by law.

          As long as any of the Securities remain outstanding, the Issuer will at all times have an authorized agent in the United States, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Issuer shall to the fullest extent permitted by law be deemed in every respect effective service of process upon the Issuer in any such legal action or proceeding. The Issuer hereby irrevocably appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, New


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York, New York 10011. Notwithstanding the foregoing, the Issuer may, with prior written notice to the Trustee, terminate the appointment of CT Corporation System and appoint another agent for the above purposes so that the Issuer shall at all times have an agent for the above purposes in the United States.

          The Issuer hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Indenture or any Security, the posting of any bond or the furnishing, directly or indirectly, of any other security.

          SECTION 11.09. INDEMNIFICATION FOR JUDGMENT CURRENCY FLUCTUATIONS. To the fullest extent permitted by law, the obligations of the Issuer to any Securityholder or the Trustee hereunder or under the Securities shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than U.S. dollars (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the day following receipt by such Securityholder or the Trustee, as the case may be, of any amount in the Judgment Currency, such Securityholder or the Trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Securityholder or the Trustee, as the case may be, in the Agreement Currency, the Issuer agrees, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Securityholder or the Trustee, as the case may be, such Securityholder or the Trustee, as the case may be, agrees to pay to or for the account of the Issuer, such excess, provided that such Securityholder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Payment Default by the Issuer in its obligations hereunder or under the Securities, as the case may be, has occurred and is continuing, in which case such excess may be applied by such Securityholder or the Trustee, as the case may be, to such obligations.

          SECTION 11.10. ENGLISH LANGUAGE. All certificates, opinions, notices, consents, requests or other documents or instruments delivered pursuant hereto shall be in the English language.

          SECTION 11.11. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 11.12. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of October 22, 2003.

                                      VITRO, S.A. de C.V., as Issuer

                                        By: /s/ Jose Domene
                                           ---------------------------------
                                           Name:  Jose Domene
                                           Title: Chief Operating Officer


                                        By: /s/ Alvaro Rodriguez
                                           ---------------------------------
                                           Name:  Alvaro Rodriguez
                                           Title: Chief Financial Officer


                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                      as Trustee

                                        By: /s/ R. Douglas Milner
                                           ---------------------------------
                                           Name:  R. Douglas Milner
                                           Title: Vice President


[CORPORATE SEAL]
Attest:

By: Londa L. Parman
   ---------------------------


                                      REGIONS BANK, AN ALABAMA
                                      BANKING CORPORATION, as successor
                                      Trustee

                                        By: /s/ Kevin A. Kirby
                                           ---------------------------------
                                           Name:  Kevin A. Kirby
                                           Title: Executive Vice President


[CORPORATE SEAL]
Attest:

By: Leslie K. Whiddon
   ---------------------------

                                                                     EXHIBIT A

                      Form of Certificate to be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S


                                                              __________, ____


[Trustee]
Attention:

Re: Vitro, S.A. de C.V. (the "ISSUER")
    11.75% Guaranteed Senior Notes due 2013 (the "SECURITIES")

Dear Sirs:

          In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

1. the offer of the Securities was not made to a person in the United
   States;

2. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

3. no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

4. the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

          You, the Issuer and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                           Authorized Signature


                                     A-2